Exhibit 5.3

James F. McKell, Jr.

540.512.1819

jmckell@spilmanlaw.com

November 22, 2013

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103

Ladies and Gentlemen:

We have acted as local counsel in the State of West Virginia to LJL, LLC, a West Virginia limited liability company (“LJL”). We have been advised that Penn Virginia Resource Finance Corporation II, a Delaware corporation (“Finance Corp.”) and PVR Partners, L.P., a Delaware limited partnership (the “Partnership, and together with Finance Corp., the “Issuers”) and certain other subsidiaries identified on the Registration Statement (the “Guarantors”), including LJL, have filed a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) in connection with (a) the offer and exchange (the “Exchange Offer”) by the Issuers of $400,000,000 aggregate principal amount of their 6.500% Senior Notes due 2021 (the “New Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for Issuers’ outstanding notes bearing substantially identical terms and in like principal amount (the “Old Notes” and, together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The Old Notes were issued, and the New Notes will be issued under a Fourth Supplemental Indenture, dated as of May 9, 2013, to the Indenture dated as of April 27, 2010, among the Issuers, certain of the Guarantors and Wells Fargo Bank, N.A., as Trustee (as it may be amended from time to time, the “Indenture”). The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion letter is filed as an Exhibit.

Before rendering our opinions hereinafter set forth, we examined copies, certified or otherwise identified to our satisfaction, of the Indenture, the articles of organization and operating agreement of LJL, and a Written Consent of the Sole Member of LJL dated November 2013 and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below and have reviewed such questions of law as we considered appropriate for purposes of the opinions hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and we have assumed that the Indenture was duly authorized, executed and delivered by the parties thereto, except as we have specifically opined herein with respect to LJL. In connection with the opinion expressed below, we have further assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and that the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

With respect to facts material to our opinions herein, we have relied, without independent investigation or verification, on representations from officers of LJL, and certificates from such officers and from public officials, and have assumed that all such representations and certifications of fact are true, accurate and complete. With respect to our opinion in paragraph 1 below as to valid existence of LJL, we have relied exclusively on a Certificate of Existence, dated as of November 12, 2013, from the West Virginia Secretary of State.

Based on the foregoing, we are of the opinion that:

1. LJL validly exists under the laws of the State of West Virginia.

2. LJL has the power and capacity to execute and deliver the Indenture, and all necessary action has been taken on the part of LJL to authorize the execution and delivery of the Indenture and the performance by LJL of its obligations thereunder (including its Guarantee as provided therein).

3. The Indenture has been duly executed and delivered by LJL to the extent that execution and delivery are governed by the laws of the State of West Virginia.

The opinions expressed herein are limited in all respects to the laws of the State of West Virginia, and we are expressing no opinion as to the effect of the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended.

Very truly yours,

/s/ SPILMAN THOMAS & BATTLE, PLLC